Exhibit 24

Power of Attorney

WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints BARRY P. HARRIS, IV, GLENN D. McCOY, and KATHY A. KLOTZBERGER, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares’ Annual Report on Form 10-K for the year ended December 31, 2013, (the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Within the authority hereinabove granted, each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in the name of the undersigned, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do or cause to be done within the authority hereinabove granted.

Signature	Title	Date

/s/ John M. Alexander, Jr.	Director	January 28, 2014
John M. Alexander, Jr.

/s/ Victor E. Bell III	Director	January 28, 2014
Victor E. Bell III

/s/ Hope Holding Bryant	Vice Chairman	January 28, 2014
Hope Holding Bryant

/s/ Hubert M. Craig III	Director	January 28, 2014
Hubert M. Craig III

/s/ H. Lee Durham	Director	January 28, 2014
H. Lee Durham

/s/ Daniel L. Heavner	Director	January 28, 2014
Daniel L. Heavner

Executive Vice Chairman
Frank B. Holding

/s/ Frank B. Holding, Jr.	Chairman of the Board; Chief Executive Officer	January 28, 2014
Frank B. Holding, Jr.

/s/ Lucius S. Jones	Director	January 28, 2014
Lucius S. Jones

/s/ Robert E. Mason, IV	Director	January 28, 2014
Robert E. Mason, IV

/s/ Robert T. Newcomb	Director	January 28, 2014
Robert T. Newcomb

/s/ James M. Parker	Director	January 28, 2014
James M. Parker

/s/ Ralph K. Shelton	Director	January 28, 2014
Ralph K. Shelton